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                                                                     EXHIBIT 5.1

                        {WILLIAM P. CREASMAN LETTERHEAD}

November 27, 2002

The viaLink Company
13155 Noel Road, Suite 700
Dallas, Texas  75240

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 156,573,823 shares of the common stock, $0.001 par value per share (the "Shares"), of The viaLink Company, Inc., a Delaware corporation (the "Company"), of which 91,103,750 Shares are issuable upon the conversion of 911.0375 shares of Series D Convertible Preferred Stock currently held by and/or to be issued to certain stockholders of the Company (the "Selling Stockholders"), 45,551,875 Shares are issuable upon the exercise of warrants currently held by the Selling Stockholders, 8,979,937 Shares may be issued as dividends on the shares of Series D Convertible Preferred Stock held by the Selling Stockholders, and 8,443,759 Shares are held by the Selling Stockholders.

I have acted as counsel for the Company in connection with the registration of the Shares. I have examined signed copies of the Registration Statement to be filed with the Commission. I have also examined and relied upon the resolutions of the Board of Directors of the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, the form of those certain Common Stock Purchase Warrants, dated September 30, 2002, by and between the Company and each Selling Stockholder and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

My opinion in clause (ii) below, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely upon the representation of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

I am satisfied that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

I express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute and the federal laws of the United States of America.

Based upon and subject to the foregoing, I am of the opinion that (i) the Shares to be issued by the Company have been duly authorized for issuance and, when such Shares are issued in accordance with the terms and conditions of the Company's Certificate of Incorporation, such Shares will be validly issued, fully paid and nonassessable and (ii)

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the Shares to be sold by the Selling Shareholders have been duly authorized and, when issued in accordance with the terms of the Company's Certificate of Incorporation and the Common Stock Purchase Warrants, as applicable, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Respectfully,

/s/ William P. Creasman
William P. Creasman

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